China Direct Industries Signs Two New Clients to Advisory Services Contracts

DEERFIELD BEACH, FL - (August 3, 2010) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ: CDII), a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today that it has signed two new clients to advisory services contracts.

China Direct Industries will provide the two companies, seeking to become publicly listed in the United States, with a variety of advisory and management services including merger analysis and implementation, evaluation of alternative financing structures and potential sources of capital.  Other ongoing services to be provided include coordination of all required public disclosures, financial management and the implementation of internal controls, investor and public relations management, and translation services.

The first privately held company is a US trading company with significant coal mining concessions in Columbia and plans to acquire additional Columbian coal mines and to establish distribution relationships in China. The second privately held company is seeking to acquire a China based owner of approximately 12 private schools in China with a 2010-2011 academic enrollment of an estimated 18,000 students.

China Direct Industries is currently evaluating a number of potential opportunities to enable the two companies to become listed on a national stock exchange in the United States and has identified several potential funding sources.  Management anticipates both companies will have completed all necessary audits and due diligence in the coming weeks and expects to complete evaluation of the current listing opportunities in that same timeframe.

Commenting on the contracts, Dr. James Wang, Chairman and CEO of China Direct Industries, stated, “We have been actively marketing our advisory services in China as the U.S. capital markets continue to recover.  We believe our advisory services segment will make a significant contribution to our operating results in the coming quarters.  Historically, our advisory services revenues vary substantially based on the timing of the transactions.  We anticipate the continued expansion in the number of clients we service and the frequency of transactions in the coming years as we step up our marketing efforts in China, making this segment a strong driver for our future earnings growth along with our other China based operations.”

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ: CDII), is a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 9 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our belief regarding the contribution our advisory services will have on our operating results, the number of  clients we expect to service and the frequency of transactions, and the ability of our clients to raise investment capital and meet the requirements for qualification for listing on a national stock exchange.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Transition Report on Form 10-K for the fiscal year ended September 30, 2009.

Contact:

Contact Information:
For the Company:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net